EXHIBIT 10.3

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                           CONVERTIBLE PROMISSORY NOTE

$300,000                                                      April 1, 2007

     THIS CONVERTIBLE PROMISSORY NOTE ("Note") is issued pursuant to the terms and conditions of that certain Asset Purchase Agreement, dated as of April 1, 2007, by and among OPTIMA TECHNOLOGIES, LLC, a Delaware limited liability company ("Maker"), a wholly-owned subsidiary of AMERICAN TONERSERV CORP., a Delaware corporation ("ATS"), OPTIMA TECHNOLOGIES, L.L.C., a Nevada limited liability company ("Payee"), and certain other parties (the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

     1. Obligation. For value received, Maker hereby promises to pay to the order of Payee the principal sum of Three Hundred Thousand Dollars ($300,000).

     2. Maturity Date. The term of the Note shall be two (2) years, beginning with the date of this Note and ending on April 1, 2009 (the "Maturity Date").

     3. Interest Rate. No interest shall accrue on the principal of this Note during the term of this Note.

     4.   Conversion.

          (a) Automatic Conversion. On the Maturity Date, the principal balance of this Note shall automatically convert into shares of common stock (the "Common Stock") of ATS at a conversion price (the "Conversion Price") that is equal to the quotient obtained by dividing (i) the aggregate outstanding principal balance due on this Note, by (ii) the greater of (A) $0.50 per share, or (B) the average of the closing bid and asked prices of the Common Stock quoted in the over-the-counter market in which the Common Stock is traded for the five (5) trading days prior to the date of this Note and the five (5) trading days on and after the date of this Note.

          (b) Mechanics and Effect of Conversion. Upon surrender of this Note to Maker, ATS shall issue and deliver to Payee a certificate or certificates for the number of shares of Common Stock to which Payee shall be entitled. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of Maker issuing any fractional shares to Payee upon the conversion of this Note, Maker shall pay to Payee the amount of outstanding principal and accrued interest that is not so converted. Upon conversion of this Note, with the proper issuance of the number of shares of Common Stock to which Payee shall be entitled and full payment of any principal and interest not converted in lieu of issuing fractional shares, Maker shall be forever released from all its obligations and liabilities under this Note.

          (c)   Adjustments to Conversion Price.

               (1) In the event ATS should at any time or from time to time after the date of issuance hereof and prior to the Maturity Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Common Stock issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares.

               (2) In the event ATS should at any time or from time to time after the date of issuance hereof and prior to the Maturity Date if the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the effective date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Common Stock issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares.

               (3) Upon the occurrence of each adjustment of the Conversion Price pursuant to this Section 4, the Company shall promptly compute such adjustment in accordance with the terms hereof and prepare and furnish to the Holder a certificate setting forth the facts upon which such adjustment is based.

          (d) No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon Payee or any other person any rights whatsoever as a stockholder of ATS; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the Common Stock obtainable hereunder until, and only to the extent that, this Note shall have been converted.

     5.   Miscellaneous.

          (a) Notice. Any notice required or permitted under this Note shall be given in writing and delivered as described herein. A notice shall be deemed effectively given as follows: (i) upon personal delivery; (ii) one
(1) business day after transmission by electronic means, provided such

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transmission is electronically confirmed as having been successfully transmitted and a copy of such notice is deposited within 24 hours for either overnight delivery or for registered or certified mail, in accordance with clause (iii) or (iv) below, respectively; (iii) one (1) business day after deposit with a reputable overnight courier service, prepaid for overnight delivery; or (iv) three (3) business days after deposit with the United States Postal Service, postage prepaid, registered or certified with return receipt requested. Addresses for notice shall be as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties:

          If to Maker:

               Optima Technologies, LLC
               c/o American TonerServ Corp.
               475 Aviation Blvd., Suite 100
               Santa Rosa, CA  95403
               Attn:  Daniel J. Brinker, President and CEO

          With a copy, which shall not constitute notice, to:

               Spaulding McCullough & Tansil LLP
               90 South E Street, Suite 200
               Santa Rosa, CA  95404
               Attn:  Kevin J. McCullough or Douglas J. (DJ) Drennan

          If to Payee:

               Optima Technologies, L.L.C.
               6041 Siesta Lane
               Port Richey, FL  34668
               Attn:  Steven R. Jensen

          With a copy, which shall not constitute notice, to:

               Johnson, Pope, Bokor, Ruppel and Burns, LLP
          911 Chestnut Street
          Clearwater, FL 33756
          Attn:  Michael G. Little

          (b) Time of Essence. Time is of the essence with respect to the terms, covenants, and conditions contained herein.

          (c) Entire Agreement. This Note constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings of the parties hereto, whether written or oral.

          (d) Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), but only with the written consent of the party or parties to be bound thereby.

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No delay in the exercise of any right or remedy under this Note shall constitute a waiver thereof and the waiver by any party of any right or remedy under this Note on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

          (e) Assignment. This Note shall not be transferred or assigned, whether by operation of law or otherwise, without the prior written consent of the other party.

          (f) No Third Party Beneficiaries. Except as expressly provided herein, nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Note.

          (g) Headings. The titles and subtitles used in this Note are used for convenience only and shall not be considered in construing or interpreting this Note.

          (h) Governing Law. This Note shall be governed by and construed under the laws of the State of Delaware without regard to the conflict of laws rules of such state.

          (i) Venue. Jurisdiction and venue shall exclusively lie in the Sixth Judicial Circuit of the State of Florida, in and for Pinellas County, Florida, or in the United States District Court for the Middle District of Florida (Tampa Division), with respect to any legal proceedings arising from this Note.

          (j) Severability. Whenever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

          (k)   Specific Performance.  Each party's obligation under this
Note is unique. If any party should default in such party's obligations under this Note, each party acknowledges that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting party or parties, in addition to damages and any other available rights or remedies, may sue in equity for specific performance, and the parties hereby expressly waive the defense that a remedy in damages shall be adequate. The parties also hereby expressly waive any requirement that the nondefaulting party or parties post a bond or similar security prior to obtaining and enforcing any specific performance.

                             [SIGNATURE PAGE FOLLOWS]




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      IN WITNESS WHEREOF, Maker has executed this Convertible Promissory Note as of the date first set forth above.

                                   MAKER:

                                   OPTIMA TECHNOLOGIES, LLC,
                                   a Delaware limited liability company


                                   By:  AMERICAN TONERSERV CORP.,
                                        a Delaware corporation
                                   Its: Managing Member


                                   By: /s/ Daniel J. Brinker
                                       Daniel J. Brinker, President & CEO


Acknowledged and Agreed:

ATS:

AMERICAN TONERSERV CORP.,
  a Delaware corporation


By: /s/ Daniel J. Brinker
   Daniel J. Brinker, President & CEO






















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